Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Optek Technology, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-60656, 33-18555 and 333-419) on Form S-8 of
Optek Technology, Inc. of our reports dated December 6, 1996, relating to the consolidated balance sheets of Optek Technology, Inc. and subsidiaries as of October 25, 1996 and October 27, 1995, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended October 25, 1996, and the related schedule, which reports appear in the October 25, 1996 annual report on Form 10-K of Optek Technology, Inc.

KPMG Peat Marwick LLP

Dallas, Texas
January 22, 1997